1 amerantbank.com

2 amerantbank.com Important Notices and Disclaimers Forward-Looking Statements This presentation contains “forward-looking statements” including statements with respect to the Company’s objectives, expectations and intentions and other statements that are not historical facts. All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward-looking statements through our use of words such as “may,” “will,” “anticipate,” “assume,” “should,” “indicate,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “plan,” “point to,” “project,” “could,” “intend,” “target,” “goals,” “outlooks,” “modeled,” “dedicated,” “create,” and other similar words and expressions of the future. Forward-looking statements, including those relating to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the Company’s actual results, performance, achievements, or financial condition to be materially different from future results, performance, achievements, or financial condition expressed or implied by such forward-looking statements. You should not rely on any forward-looking statements as predictions of future events. You should not expect us to update any forward-looking statements, except as required by law. All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, together with those risks and uncertainties described in “Risk factors” in our annual report on Form 10-K for the fiscal year ended December 31, 2022 filed on March 1, 2023 (the "Form 10-K"), our quarterly report on Form 10-Q for the quarter ended March 31, 2023 filed on May 2, 2023, and in our other filings with the U.S. Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website www.sec.gov. Interim Financial Information Unaudited financial information as of and for interim periods, including the three month periods ended June 30, 2023, March 31, 2023, December 31, 2022, June 30, 2022 and March 31, 2022, may not reflect our results of operations for our fiscal year ending, or financial condition as of December 31, 2023, or any other period of time or date. As previously disclosed in the Form 10-K, the Company adopted the new guidance on accounting for current expected credit losses on financial instruments (“CECL”) effective as of January 1, 2022. Quarterly amounts previously reported on our quarterly reports on Form 10-Q for the periods ended March 31, 2022, June 30, 2022 and September 30, 2022 do not reflect the adoption of CECL. In the fourth quarter of 2022, the Company recorded a provision for credit losses totaling $20.9 million, including $11.1 million related to the retroactive effect of adopting CECL for all previous quarterly periods in the year ended December 31, 2022, including loan growth and changes to macro-economic conditions during the period. Recast amounts included in the earnings release and accompanying presentation reflect the impacts of the adoption of CECL on each interim period of 2022. See the Form 10-K for more details on the adoption of CECL and related effects to quarterly results for each quarter in the year ended December 31, 2022. Non-GAAP Financial Measures The Company supplements its financial results that are determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”) with non-GAAP financial measures, such as “pre-provision net revenue (PPNR)”, “core pre-provision net revenue (Core PPNR)”, “core noninterest income”, “core noninterest expenses”, “core net income”, “core return on assets (Core ROA)”, “core return on equity (Core ROE)”, “core efficiency ratio”, “tangible stockholders’ equity (book value) per common share”, “tangible common equity ratio, adjusted for unrealized losses on debt securities held to maturity”, and “tangible stockholders' equity (book value) per common share, adjusted for unrealized losses on debt securities held to maturity”, and "tangible stockholders' book value per common share, adjusted for unrealized losses on securities held to maturity". This supplemental information is not required by, or is not presented in accordance with GAAP. The Company refers to these financial measures and ratios as “non-GAAP financial measures” and they should not be considered in isolation or as a substitute for the GAAP measures presented herein. We use certain non-GAAP financial measures, including those mentioned above, both to explain our results to shareholders and the investment community and in the internal evaluation and management of our businesses. Our management believes that these non-GAAP financial measures and the information they provide are useful to investors since these measures permit investors to view our performance using the same tools that our management uses to evaluate our past performance and prospects for future performance, especially in light of the additional costs we have incurred in connection with the Company’s restructuring activities that began in 2018 and continued in 2023, including the effect of non-core banking activities such as the sale of loans and securities and other repossessed assets, the valuation of securities, derivatives, loans held for sale and other real estate owned, impairment of investments, early repayment of FHLB advances, and other non-recurring actions intended to improve customer service and operating performance. While we believe that these non-GAAP financial measures are useful in evaluating our performance, this information should be considered as supplemental and not as a substitute for or superior to the related financial information prepared in accordance with GAAP. Additionally, these non-GAAP financial measures may differ from similar measures presented by other companies. Exhibit 2 reconciles these non-GAAP financial measures to reported results.

3 amerantbank.com Investment Opportunity Highlights – Established franchise with high scarcity value; presence in attractive, high-growth markets of Miami, Tampa and Houston – Strong and diverse deposit base; deposits first focus – Strong reserve coverage and disciplined credit culture – Net interest income continues to grow with balance sheet growth – Significant fee income opportunities from wealth management services – Executing on digital transformation; fintech driven strategy – Well capitalized; committed to enhancing shareholder returns via dynamic capital management – Executing on recently developed Impact program

4 amerantbank.com Key Updates 2023 Loans: • Growth YTD of $297 million, or 4.30%, and QoQ of $102 million or 1.43% for the quarter ended June 30, 2023 • Increase primarily in commercial loans, partially offset by continued reduction in indirect consumer loans outstanding given termination of purchases under program last year Deposits: • Growth YTD of $535 million, or 7.60%, and QoQ of $293 million or 4.02% for the quarter ended June 30, 2023 • Loan to deposit ratio is now 95.2% compared to 97.6% for 1Q23 and 98.2% for 4Q22 • Focused on organic deposit growth and improving deposit mix Banking Center Rationalization continues: • Additions: – Key Biscayne, FL opened on June 26, 2023 – Downtown Miami, Tampa and Ft. Lauderdale, FL locations planned to open by 4Q23 – New in 2Q23 - San Felipe/River Oaks location in Houston, TX under agreement; OCC approval in place • Consolidations: – FM 1960 location in Houston, TX – completed on June 2, 2023. Merged with Champions banking center. – New in 2Q23 – Edgewater, FL location expected to merge in 4Q23 with Downtown Miami Stock Repurchase - $25 million Class A common stock share repurchase program in place; $22 million available as of 2Q23 • 1Q23 (pre mid-March): Repurchased 22,403 shares for $0.6 million (average price of $25.25 per share or 1.2X Price to Book Value • 2Q23 (May and June): Repurchased 95,262 shares for $1.7 million (average price of $17.42 per share or 0.8X Price to Book Value)

Executive Team Updates

5



Sharymar Calderon
EVP, Chief Financial Officer

- Appointed Executive Vice President, Chief Financial Officer (CFO) in June 2023
- Served as Senior Vice President, Head of Internal Audit at Amerant since June 2021
- 9-year tenure at PricewaterhouseCoopers
- Licensed CPA in both Florida and Puerto Rico



Carlos Iafigliola
SEVP, Chief Operating Officer

- Appointed Senior Executive Vice President, Chief Operating Officer (COO) in June 2023
- Previously served as EVP, CFO from May 2020 through May 2023
- Has a degree in Economics from Universidad Católica Andrés Bello and a Masters in Finance from Instituto de Estudios Superiores de Administración



Caroline Verot Moore
EVP, Houston Market President

- Appointed Executive Vice President, Houston Market President in April 2023
- Previously served as Houston Market Executive at Fifth Third Bank since 2019
- Holds M.B.A. from the University of Notre Dame in South Bend, Indiana and is a Chartered Financial Analyst



Juan Esterripa
SEVP, Head of Commercial Banking

- Appointed Senior Executive Vice President, Head of Commercial Banking in April 2023
- Previously served as EVP, Wholesale Banking Executive at City National Bank - Florida since 2016
- Harvard Business School executive management program graduate

People – *Finalized all expected executive team moves and further optimized structure*

- New Head of Commercial Banking and Houston market president onboarded in April 2023
- New Chief Financial Officer announced in May 2023 and started in role June 1, 2023
- Merged retail and business banking into one unit to gain synergies between the two lines of business under one leader
- Rationalized organization in several other support areas; will result in future period efficiency and personnel expense savings, improved ratio of customer facing vs. support positions
- Continuing to selectively add key business development personnel in all three markets we serve, including the hire of the private banking leader in Houston, TX who starts August 7, 2023. Three key additions in commercial banking in south FL started in late July 2023

amerantbank.com

AMERANT

6 amerantbank.com Strategic Objectives 1. Deposits first focus 2. Superior customer experience 3. Rationalize existing and evaluate new lines of business (LoBs) / geographies 4. Significantly improve operational efficiency 5. Improve brand awareness 6. Attract, retain, develop, recognize and reward the best team members to execute our strategy 7. Integrate sustainability into our DNA

7

About Us

History	• Founded in 1979 • Completed IPO in Dec. 2018 • Rebranded as Amerant in June 2019
Headquarters	• Coral Gables, FL
Employees	• 710 FTEs (Ex-MTG: 617 / MTG: 93)
Footprint	• 23 banking centers throughout South Florida and Houston
Assets	• $9.52 billion
Market Share	• Largest community bank headquartered in Florida
Deposits	• $7.58 billion
AUM	• $2.15 billion under management/ custody

Geographic Mix

June 30, 2023

Loans by country of risk


1%
99%

Deposits


33%
67%

Domestic International

amerantbank.com

Financial Highlights

(in millions, except per share data and percentages)	Six Months Ended June 30, 2023	2022	2021	2020
Balance Sheet				
Assets	$ 9,520	$ 9,128	$ 7,638	$ 7,771
Loans	$ 7,217	$ 6,920	$ 5,568	$ 5,842
Deposits	$ 7,580	$ 7,044	$ 5,631	$ 5,732
Tangible Common Equity (1)	$ 697	$ 683	$ 809	$ 762
Income Statement				
Net Income (Loss) attributable to the Company (2)	$ 27.5	$ 63.3	$ 112.9	$ (1.7)
Core Net Income (Loss) (1)	$ 28.2	$ 72.5	$ 66.8	$ (7.0)
Core Pre-provision net revenue (1)	$ 76.3	$ 105.5	$ 69.9	$ 71.0
Net Income (Loss) per Share - Basic	$ 0.82	$ 1.87	$ 3.04	$ (0.04)
ROA	0.59 %	0.77 %	1.50 %	(0.02)%
Core ROA (1)	0.60 %	0.88 %	0.89 %	(0.09)%
ROE	7.48 %	8.45 %	14.19 %	(0.21)%
Core ROE (1)	7.66 %	9.67 %	8.39 %	(0.83)%
Efficiency Ratio (3)	64.7 %	72.3 %	60.9 %	68.0 %
Core Efficiency Ratio (1)(3)	61.4 %	68.1 %	74.0 %	70.1 %
Capital				
Common Equity Tier 1 Capital Ratio	10.0 %	10.1 %	12.5 %	11.7 %
Tangible Common Equity Ratio	7.3 %	7.5 %	10.6 %	9.8 %
Stockholders' Book Value per Common Share	$ 21.37	$ 20.87	$ 23.18	$ 20.70
Tangible Book Value per Common Share (1)	$ 20.66	$ 20.19	$ 22.55	$ 20.13
Tangible common equity ratio, adjusted for net unrealized accumulated losses and gains on debt securities held to maturity (1)	7.2 %	7.3 %	10.6 %	9.9 %
Asset Quality				
Non-performing Assets (4) / Assets	0.71 %	0.41 %	0.78 %	1.13 %
Net charge offs / Average Total Loans Held for Investment(5)	0.53 %	0.32 %	0.44 %	0.52 %

(1) See Appendix 2 "Non-GAAP Financial Measures Reconciliations" for a reconciliation of this non-GAAP financial measures to their GAAP counterparts.
(2) Excludes minority interest in Amerant Mortgage LLC. in the six months ended June 30, 2023 and in 2022 and 2021. The minority interest share changed from 49% to 42.6% in the first quarter of 2022 and then from 42.6% to 20% in the second quarter of 2022. In connection with the change in minority interest share in the second quarter of 2022, the Company reduced its additional paid-in capital for a total of $1.9 million with a corresponding increase to the equity attributable to noncontrolling interests.
(3) Efficiency ratio is the result of noninterest expense, respectively divided by the sum of noninterest income and net interest income
(4) Non-performing assets include all accruing loans past due 90 days or more, all nonaccrual loans, and OREO properties acquired through or in lieu of foreclosure
(5) Calculated based upon the average daily balance of outstanding loan principal balance net of unamortized deferred loan origination fees and costs, excluding the allowance for loan losses

AMERANT

8 amerantbank.com 2.0% 4.8% 2.1% Miami Houston U.S. Te xa s 7.0% 18.4% 6.2% Miami Houston U.S. Growing and Attractive Markets (1) See Slide 27 for newly opened banking centers (2) Community banks include those with less than $10 billion in assets Sources: Market demographics from S&P Market Intelligence as of June 30, 2023 Amerant is the largest community bank in the Miami-Dade MSA (2) Market DemographicsBanking Center Footprint (1) Fl or id a 2013 – 2023 Population Change 2023 – 2028 Est. Population Change 6 banking centers 17 banking centersJune 30, 2023

9 amerantbank.com Performance Highlights 2Q23 Business • Net income attributable to the Company was $7.3 million in 2Q23 compared to $20.2 million in 1Q23 • Core pre-provision net revenue (Core PPNR)(1) was $39.2 million in 2Q23 compared to $37.1 million in 1Q23 • Diluted earnings per share (EPS) was $0.22 in 2Q23 compared to $0.60 in 1Q23 • Core diluted EPS(1) was $0.24 for 2Q23 compared to $0.59 for 1Q23 • Net Interest Margin (“NIM”) was 3.83% in 2Q23 compared to 3.90% in 1Q23 • Total assets increased $24.2 million, or 0.3%, to $9.5 billion compared to 1Q23 • Total gross loans increased $101.9 million, or 1.4%, to $7.22 billion compared to $7.12 billion in 1Q23 • Average yield on loans increased to 6.79% in 2Q23 compared to 6.38% in 1Q23 • Total deposits increased $292.8 million, or 4.0%, to $7.58 billion compared to $7.29 billion in 1Q23. 2Q23 growth is net of reductions in institutional deposits of $136 million and brokered deposits of $52 million • Average cost of total deposits increased to 2.40% in 2Q23 compared to 1.91% in 1Q23 • Core deposits were $5.50 billion, up $140.6 million, or 2.6%, compared to $5.36 billion as of 1Q23 • Loan to deposit ratio improved to 95.22% compared to 97.64% in 1Q23 • Assets under management totaled $2.15 billion, up $39.9 million, or 1.9%, compared to $2.11 billion in 1Q23 Earnings Capital • All capital ratios continue to be substantially above "well-capitalized" levels • Quarterly cash dividend of $0.09 per share of Amerant common stock paid out on May 31, 2023 (1) Non-GAAP Financial Measure. See Appendix 2 for a reconciliation to GAAP.

10 amerantbank.com Financial Update (Core PPNR(1)) (1) Non-GAAP Financial Measure. See Appendix 2 for a reconciliation to GAAP. (in 2Q23 1Q23 Net income attributable to Amerant Bancorp Inc. $ 7,308 $ 20,186 Plus: provision for credit losses 29,077 11,700 Plus: provision for income tax expense 1,873 5,301 Pre-provision net revenue (PPNR) (1) $ 38,258 $ 37,187 Plus: non-routine noninterest expense items 13,383 3,372 Less: non-routine noninterest income items (12,445) (3,456) Core pre-provision net revenue (Core PPNR)(1) $ 39,196 $ 37,103 (in thousands) Non routine items impacting 2Q23: • FIS statement of work for core conversion • Other contract termination charges related to core conversion • Decline in valuation of a specific fintech investment given current investment round • Sale of select corporate debt security to reduce single point exposure • Loss on sale of repossessed equipment (related to 1Q 2023 credit event) • Severance expense related to organizational rationalization/ includes 2 executive positions that are not being replaced • Branch closure related charges (Edgewater location in Miami, FL) by end of 4Q 2023 • Charge related to disposition of fixed assets (write off of in-development software) • Gains from early repayment in advances from the FHLB - Net impact of ($1 million) - Total non-routine noninterest expense items of $13.4 million mostly offset by total non-routine noninterest income items of $12.4 million

11 amerantbank.com 63.67% 65.61% 1Q23 2Q23 18.7% 17.1% 1Q23 2Q23 10.88% 10.77% 1Q23 2Q23 3.90% 3.83% 1Q23 2Q23 Key Performance Metrics NIB Deposits/ Total Deposits Tier 1 Capital Ratio Net Interest Margin Efficiency Ratio (1) Calculated based upon the average daily balance of total assets (2) Calculated based upon the average daily balance of stockholders' equity (3) Excludes loans held for sale carried at fair value (4) Non-GAAP Financial Measure. See Appendix 2 for a reconciliation to GAAP measures. 1.20% 1.48% 1Q23 2Q23 ACL / Total Loans held for investment (3) 0.88% 0.31% 1Q23 2Q23 ROA (1) 11.15% 3.92% 1Q23 2Q23 Excluding non-routine items ($13.4 million in non-routine expenses and $12.4 million in non-routine noninterest income items in 2Q23), the core metrics were as follows during 2Q23: • Core Efficiency Ratio(4) was 60.29% compared to 62.47% in 1Q23 • Core ROA(4) was 0.34% compared to 0.88% in 1Q23 • Core ROE(4) was 4.32% compared to 11.11% in 1Q23 ROE (2)

12 amerantbank.com ($ in millions, except %) Change QoQ Change YTD 4Q22 1Q23 2Q23 $ % $ % Commercial Real Estate 211 263 255 (8) (3) 44 21 Commercial & Industrial 819 918 1,028 110 12 209 26 Specialty Finance 123 123 176 53 43 53 43 Florida Government and Municipalities 283 279 275 (4) (1) (8) (3) Retail and Business Banking 1,514 1,459 1,637 178 12 123 8 Private Banking 285 347 428 81 23 143 50 International Banking 2,423 2,395 2,466 71 3 43 2 Institutional Deposits 757 765 629 (136) (18) (128) (17) Brokered Deposits 629 738 686 (52) (7) 57 9 Total Deposits 7,044 7,287 7,580 293 4 536 8 Total Gross Loans (1) 6,920 7,115 7,217 102 1 297 4 Loan to Deposit Ratio 98.2% 97.6% 95.2 % Brokered Deposits/Total Deposits 8.9% 10.1% 9.0 % Noninterest Bearing Deposits/Total Deposits 19.4% 18.7% 17.1 % Strong organic deposit inflows with reductions of institutional and brokered deposits Deposit Details (by line of business) (1) Includes loans held for investments and mortgage loans held for sale carried at fair value

13 amerantbank.com $6,203 $6,588 $7,044 $7,287 $7,580 $3,601 $3,839 $3,927 $3,984 $4,149 $937 $926 $1,120 $1,204 $1,451 $366 $504 $629 $738 $686$1,299 $1,319 $1,368 $1,361 $1,294 0.48% 0.83% 1.38% 1.91% 2.40% 2Q22 3Q22 4Q22 1Q23 2Q23 0 1,000 2,000 3,000 4,000 5,000 6,000 7,000 8,000 $2,529 $2,494 $2,423 $2,466 2020 2021 2022 2Q23 $3,203 $3,137 $4,621 $5,114 2020 2021 2022 2Q23 Domestic Deposits ($ in millions) Well Diversified and Stable Deposit Mix Deposit Composition International Deposits ($ in millions) Mix by Country of Domicile Transaction Deposits Customer CDs Brokered Deposits (1) Cost of total Deposits (2) ($ in millions, except for percentages) (1) 2Q23, 1Q23, 4Q22, 3Q22 and 2Q22 include brokered transaction deposits of $55 million, $13 million, $21 million, $44 million and $48 million respectively, and brokered time deposits of $631 million, $725 million, $609 million, $460 million and $318 million respectively. (2) Annualized and calculated based upon the average daily balance of total deposits. Noninterest Bearing Demand Deposits 33% of Total Deposits 57,665 Accounts 67% of Total Deposits 50,507 Accounts

Deposits: Insured vs. Uninsured

14

As of June 30, 2023

($ in millions, except for number of customers and percentages)

Dollars $ (in thousands)	Insured ($)	%	Uninsured ($)[1]	%	Number of Customers	Total Insured & Uninsured ($)
<=250 [2]	$ 4,243	56 %	$ —	— %	98,752	$ 4,243
250-1,000	$ 959	13 %	$ 662	9 %	7,969	$ 1,621
1,000-10,000	$ 147	2 %	$ 1,071	14 %	1,386	$ 1,218
10,000-20,000	$ 4	— %	$ 242	3 %	61	$ 246
>20,000 [3]	$ 1	— %	$ 251	3 %	4	$ 252
Total Deposits	**$ 5,354**	**71 %**	**$ 2,226**	**29 %**	**108,172**	**$ 7,580**

Additional Remarks:

- Reciprocal deposits, which are 100% insured by the FDIC through deposit networks, were $1.0 billion and over 200 accounts as of 2Q23, compared to $540.8 million and 79 accounts as of 1Q23
- Large fund providers ("LFP"), which we consider to be those customers with aggregated balances above $20 million, were approximately 15% of total funding as of 2Q23

[1] Uninsured deposits are estimated based on instructions for the preparation of Bank regulatory reporting, and excludes primarily intercompany balances eliminated in consolidation.
[2] Includes all brokered deposits, which are individually in denominations of less than $250,000. Also includes balances from LFP insured under ICS/IntraFi
[3] Includes qualified public deposits of $252 million, which are subject to collateral maintenance requirements by the State of Florida. $1.2 million of these deposits are FDIC insured.

amerantbank.com

AMERANT

15 amerantbank.com Liquidity Risk Management Our standard liquidity management practices include: • Regular testing of lines of credit; satisfactory results have been obtained as of June 30, 2023 • Daily monitoring of Federal Reserve Bank account balances as well as large fund providers • Daily analysis of lending pipeline and deposit gathering opportunities and their impact on cash flow projections • Targets associated with liquidity stress test scenarios • Targets for deposit concentration • Limits on liquidity ratios • Active collateral management of both loan and investment portfolios with lending facilities at FHLB and FRB • 79% of the $1.0 billion available for sale ("AFS") investment portfolio’s holdings have direct or indirect US government guarantee Available line of credit with FHLB as of 2Q23: • Total advances were $770.0 million • An additional $2.1 billion of remaining credit availability with the FHLB • Borrowing capacity with the FHLB is approximately $1.34 billion, including both securities and loans Additional actions that strengthen liquidity position: • Strong level of cash on hand: $381 million at the Federal Reserve Bank ("FRB") account • Continued efforts to increase FDIC insurance through Insured Cash Sweep ("ICS") • Instituted deposit covenants with minimum balance requirements for any new credit relationship • Prudently utilizing our $25 million share repurchase program with a focus on liquidity management and capital preservation Additional Remarks: • No need to use liquidity facilities with FRB • Liquidity available at the holding company level is $61 million, more than 4x coverage for annual OPEX and debt service

16 amerantbank.com Shares Outstanding (1) Shares were bought back under the "2023 Class A Common Stock Repurchase Program" approved on December 19, 2022. (2) Net issuances of shares that includes grants and the impact of forfeitures and surrendered shares to cover tax obligations under the equity incentive plan as well as issuances under the employee stock purchase plan. Changes in shares outstanding: Class A balance at March 31, 2023 33,814,260 Class A repurchase program (1) (95,262) Net Issuances (2) 17,161 Balance at June 30, 2023 33,736,159

17 amerantbank.com Well Capitalized Position (1) Includes $86.9 million accumulated unrealized losses net of taxes primarily related to the fair value of debt securities available for sale, which are carried at fair values. (2) Includes $18.5 million in accumulated unrealized losses net of taxes related to the fair value of debt securities held to maturity, which are carried at amortized cost. (3) Non-GAAP Financial Measure. See Appendix 2 for a reconciliation to GAAP. As of June 30, 2023 Total Capital Ratio 12.39% TCE Ratio (1)(3) TCE adj. for HTM Valuation(2)(3) TBV/Share adj. for HTM Valuation (3) 7.34% 10.00% 7.16% $20.11 Regulatory Minimum: 10.00% Common Equity Tier 1 Capital (CET1) Ratio Regulatory Minimum: 6.50%

18

Investment Portfolio

Balances and Yields [1]


($ in millions)
1,500
$10.8
$238.6
$2.64%
$1,124.8
2Q22
$239.3
3.82%
$1,045.9
1Q23
$2.5
$234.4
3.89%
$1,027.7
2Q23
Available for Sale (AFS)
Held to Maturity (HTM)
Marketable Equity Securities (2)
Yield

Highlights

- Effective duration increased to 5.1 years as the model anticipates longer duration due to recent higher mortgage rates and therefore slower prepayments
- Valuation of AFS debt securities decreased $13.5 million after-tax in 2Q23 compared to an increase of $6.1 million in 1Q23. The change quarter-over-quarter was driven by rising rates during 2Q23.
- The percentage of government guaranteed securities in the AFS portfolio remained stable at 79%. Most of the remaining securities are rated investment grade
- HTM securities represented 17.8% of total investment portfolio. Unrealized losses in this portfolio were $18.5 million after-tax in 2Q23 compared to $15.5 million in 1Q23

Fixed vs. Floating [3]


March 2023
14.7%
4.9 yrs Effective Duration
85.3%
June 2023
15.4%
5.1 yrs Effective Duration
84.6%
Fixed rate
Floating rate

Available for Sale Securities by Type

June 30, 2023


Other 2.0%
Corporate debt 24.5% (4)
Collateralized loan obligations 0.5%
U.S. Gov't agency 32.7%
U.S. Gov't sponsored enterprises 40.3%

[1] Excludes Federal Reserve Bank and FHLB stock
[2] During 1Q23, the Company sold all of its marketable equity securities with a total fair value of $11.2 million at the time of sale, and recognized a net loss of $0.2 million in connection with this transaction. Therefore, there were no marketable equity securities at the close of 1Q23. In 2Q23, the Company purchased a mutual fund investment with an original cost of $2.5 million.
[3] Hybrid investments are classified based on current rate (fixed or floating)
[4] Includes $120.8 million in subordinated debt securities issued by financial institutions

amerantbank.com

19

Loan Portfolio Highlights

Loan Composition [1][2]



9.6%
13.3%
16.3%
19.4%
41.4%
4.38%
8.9%
15.8%
15.3%
18.7%
41.3%
5.06%
8.7%
16.7%
15.1%
20.2%
39.3%
5.85%
7.7%
17.4%
15.0%
21.3%
38.6%
6.38%
7.0%
18.5%
14.7%
22.0%
37.8%
6.79%
2Q22
3Q22
4Q22
1Q23
2Q23
Owner Occupied
Consumer
CRE
Commercial and FI & Acceptances
Single Family Residential
Average Loan Yield

Geographic Mix [1]



2.5%
2.9%
6.1%
19.3%
69.2%
3.8%
2.5%
5.3%
20.6%
67.8%
4.0%
2.3%
4.8%
20.8%
68.1%
3.8%
2.1%
4.4%
20.0%
69.7%
3.9%
2.1%
4.1%
19.6%
70.3%
2Q22
3Q22
4Q22
1Q23
2Q23
South Florida
Tampa
Texas
New York
Other (3)

- Commercial loans include $625.4 million in specialty finance loans compared to $557.2 million in 1Q23.
- Single family residential portfolio increased $93.3 million to $1.3 billion in 2Q23. This includes $94.3 million of loans originated and purchased through AMTM during the quarter
- Consumer loans include approximately $312.3 million in loans purchased under indirect lending programs in 2Q23 compared to $372.2 million in 1Q23 and $433.3 million in 4Q22
- Loans held for sale [4] in 2Q23 comprised of $49.9 million in mortgage loans carried at fair value (AMTM) compared to $65.3 million in 1Q23

(1) Includes loans held for investment which are carried at amortized cost, and loans held for sale which are carried at fair value
(2) As of June 30, 2022, includes NYC real estate loans held for sale. In 3Q22, the NYC real estate loans held for sale were transferred to the loans held for investment category. As of June 30, 2022, includes a valuation allowance of $0.2 million as a result of fair value adjustments.
(3) Consists of international loans
(4) Loans held for sale in 4Q22, 3Q22 and 2Q22 comprised of $62.4 million, $57.6 million, and $54.9 million, respectively. in mortgage loans carried at fair value (AMTM).

amerantbank.com

AMERANT

Commercial Real Estate (CRE) Held For Investment-Detail

20

Outstanding as of June 30, 2023
($ in millions, except %)

CRE Type	FL	TX	NY	Other	Total	% Total CRE	% Total Loans	Income Producing [(1)]	Land and Construction
Retail	$ 461	$ 163	$ 83	$ 2	$ 709	26.0 %	9.9 %	$ 701	$ 8
Multifamily	341	490	107	—	$ 938	34.4 %	13.1 %	765	173
Office	272	46	38	—	$ 356	13.1 %	5.0 %	352	3
Hotels	250	—	49	18	$ 317	11.7 %	4.4 %	318	—
Industrial	60	60	15	4	$ 139	5.1 %	1.9 %	133	6
Specialty	165	—	—	7	$ 172	6.3 %	2.4 %	141	31
Land	74	—	—	19	$ 93	3.4 %	1.3 %	—	93
Total CRE	**$ 1,623**	**$ 759**	**$ 292**	**$ 50**	**$ 2,724**	**100.0 %**	**38.0 %**	**$ 2,410**	**$ 314**

[(1)] Income producing properties include non-owner occupied and multi-family residential loans

Highlights

- Conservative weighted average loan-to-value (LTV) 59% and debt service coverage (DSC) 1.4x
- Strong sponsorship profile: 31% top-tier borrowers (top-tier borrowers represent 26% in multifamily, 39% in retail, 38% in office and 59% in hotel, respectively within each sub-portfolio)
- No significant tenant concentration in CRE retail loan portfolio, where the top 15 tenants represent 22% of the total. Major tenants include recognized national and regional grocery, pharmacy, food and clothing retailers and banks
- Over 45% of CRE loans have interest rate protection in the form of interest rate caps or swaps

amerantbank.com

AMERANT

21 amerantbank.com Commercial Real Estate (NYC) - Detail Outstanding as of June 30, 2023 ($ in millions, except %) • We continue our exit strategy of the NYC CRE portfolio • Provision for the quarter incorporates updated macroeconomic factors, which deteriorated for the hotels and office segments • $24 million CRE retail credit that were previously rated Special Mention has been further downgraded in June 2023 to "substandard" and placed in non-accrual status with an allocated specific reserve of $8.5 million. CRE Type Income Producing Land and Construction Total % Property Type Retail 83 0 83 12% Multifamily 107 0 107 11% Office 38 0 38 11% Hotels 49 0 49 15% Industrial 15 0 15 11% Specialty 0 0 0 —% Land 0 0 0 —% Total CRE NY 292 0 292 11%

22

Credit Quality

NPLs [1] and NPAs[1] / Total Assets


0.31%
0.39%
0.21%
0.29%
0.41%
0.41%
0.23%
0.51%
0.50%
0.71%
2Q22
3Q22
4Q22
1Q23
2Q23
NPLs / Total Assets
NPAs / Total Assets

Allowance for Credit Losses [2]
($ in millions)


$70.5
$76.5
$83.5
$84.4
$106.0
1.23%
1.19%
1.22%
1.20%
1.48%
2Q22
3Q22
4Q22
1Q23
2Q23
Allowance for credit Losses (2)
ACL as a % of Total Loans held for investment (2)

Allowance for Credit Losses / Total NPL [2]


2.8x
4.1x
2.2x
3.8x
2.2x
2Q22
3Q22
4Q22
1Q23
2Q23

Net Charge-Offs / Average Total Loans held for investment [3][4][5]


0.29%
0.09%
0.59%
0.64%
0.42%
2Q22
3Q22
4Q22
1Q23
2Q23

- Recorded provision for credit losses of $29.1 million in 2Q23, includes $15.7 million in additional reserve requirements for credit quality and charge-offs, $1.4 million to account for the loan growth, and $12.0 million to reflect updated economic factors
- Net charge-offs totaled $7.5 million in 2Q23 primarily related to multiple purchased indirect consumer loans ($7.6 million) and multiple commercial loans ($1.5 million)

(1) Non-performing loans include accruing loans past due by 90 days or more and all nonaccrual loans. Non-performing assets include accruing loans past due by 90 days or more, all nonaccrual loans, OREO properties acquired through or in lieu of foreclosure and other repossessed assets.
(2) As previously disclosed, the Company adopted CECL in the fourth quarter of 2022, effective as of January 1, 2022. See Form 10-K for more details on the CECL adoption and related effects to quarterly results for each quarter in the year ended December 31, 2022.
(3) Annualized and calculated based upon the average daily balance of outstanding loan principal balance net of unamortized deferred loan fees and costs, excluding the allowance for credit losses.
(4) Total loans exclude loans held for sale carried at fair value
(5) In the fourth quarter of 2022, the Company changed its charge-off policy for consumer unsecured loans from 120 to 90 days past due. This change resulted in an additional $3.4 million in charge-offs for consumer loans.

amerantbank.com
AMERANT

23 amerantbank.com $58.9 $69.9 $82.2 $82.3 $83.9 3.28% 3.61% 3.96% 3.90% 3.83% Net Interest Income NIM 2Q22 3Q22 4Q22 1Q23 2Q23 0 10 20 30 40 50 60 70 80 NII was up in 2Q23 driven by: • higher rates on total interest earnings assets, mainly loans and interest earning deposits with banks. These results include the effect of a 25bps increase in the FED’s benchmark interest rate in 2Q23 • increases in the average balance of loans, mainly commercial and single-family residential, and to a lesser extent, CRE and owner occupied loans • decrease in the average balance of advances from the FHLB and savings and money market deposits. Net Interest Income and NIM Net Interest Income (NII) and NIM (%) Total Deposits Beta Evolution ($ in millions, except for percentages) Commentary 2Q22 3Q22 4Q22 1Q23 2Q23 Cost of Deposits (Domestic) (1) 0.76% 1.25% 1.97% 2.62% 3.19 % Cost of Deposits (International) (1) 0.09% 0.16% 0.34% 0.53% 0.74 % Cost of FHLB Advances 1.54% 1.82% 2.86% 2.86% 3.69 % Cost of Funds (2) 0.72% 1.04% 1.57% 2.11% 2.59 % Cost of Funds 0.14 0.14 0.44 1.06 1.96 0.14 0.14 0.23 0.32 0.40 2Q22 3Q22 4Q22 1Q23 2Q23 0 0.32 0.64 0 1.2 2.4 (1) Calculated based upon the average balance of total noninterest bearing and interest bearing deposits. (2) Calculated based upon the average balance of total financial liabilities which include total interest bearing liabilities and noninterest bearing demand deposits Quarterly BetaCumulative Beta

24 amerantbank.com <1 year; 54% 1-3 years; 6% 4-5 years; 5% 5+ years; 35% 323 336 343 348 363 371 382 -200 bps -100 bps -50 bps BASE +50 bps +100 bps +200 bps 250 300 350 400 As of June 30, 2023 Fixed 49% Adjustable 51% Interest Rate Sensitivity By Interest TypeBy Rate Type By Repricing Term (1) NII and percentage change represents the base scenario of net interest income. The base scenario assumes (i) flat interest rates over the next 12 months, (ii) that total financial instrument balances are kept constant over time and (iii) that interest rate shocks are instant and parallel to the yield curve. Loan Portfolio Details Impact on NII from Interest Rate Change (1) AFSChange from base ($ in M ill io ns ) Swap 2% Fixed 49% Libor 5% Prime 14% SOFR 30% As of June 30, 2023 Impact on AFS from Interest Rate Change (1) -7.3% -3.5% 0% 6.4% 4.2% -1.6% 9.8% No Floor; 49% 0.5-2%; 1% 2-3.5%; 18% 3.5-5%; 24% 5-6.75%; 8% By Floors 1,119 1,073 1,050 1,026 1,003 981 939 -200 bps -100 bps -50 bps MV +50 bps +100 bps +200 bps ($ in M ill io ns ) 9.6% 4.6% 2.3% 0% -2.2% -4.4% -8.5% Expected AOCI Accretion Change from MVNet Interest Income (120) (108) 2Q23 4Q23 (estimated) (110) (100) approx.9.6% drop in AOCI

25 amerantbank.com $12.9 $16.0 $24.4 $19.3 $26.6 $4.6 $4.6 $4.8 $5.0 $4.9 $4.3 $4.6 $4.1 $4.2 $4.3 $(2.6) $1.5 $(3.4) $(9.7) $(1.2) $4.7 $2.6 $3.1 $4.5 $4.5 $1.0 $2.8 $3.4 $2.1 $0.5 $0.9 $1.0 $11.4 $13.2 $13.4 2Q22 3Q22 4Q22 1Q23 2Q23 0 10 20 30 11% 89% 20% 80% Noninterest Income Mix Noninterest Income Mix Commentary Assets Under Management/Custody Deposits and service fees Brokerage, advisory and fiduciary activities Other noninterest income $2.1B Domestic International 2Q232Q22 $1.9B ($ in millions) Securities gains (losses), net (1) Income from interest rate swaps and other derivative transactions with customers. In 2Q23 , 1Q23, 4Q22, 3Q22 and 2Q22, the Company incurred expenses related to derivative transactions with customers of $0.1 million, $1.6 million, $3.3 million, $1.8 million and $2.0 million, respectively. (2) Unrealized gains (losses) related to the valuation of uncovered interest rate swaps with clients. In 2Q23, we had derivative gains of $0.2 million compared to $14 thousand in 1Q23. (3) Non-GAAP Financial Measure. See Appendix 2 for a reconciliation to GAAP. Loan-related derivative income (1) Derivative (losses) gains, net (2) $62.4 Gain on early extinguishment of FHLB advances, net • Noninterest income was up by $7.3 million in 2Q23, primarily due to lower losses on the sale of AFS securities • Core noninterest income(3), which excludes $12.4 million in non-routine items, was $14.2 million in 2Q23 compared to $15.9 million in 1Q23 $(0.1) $0.2

Noninterest Expense

26

Noninterest Expense Mix

($ in millions, except for FTEs)



50
$62.2
$32.0
$30.2
$56.1
$26.0
$30.1
$62.2
$29.4
$32.8
$64.7
$29.8
$34.9
$72.5
$38.3
$34.2
2Q22
3Q22
4Q22
1Q23
2Q23
Salaries and employee benefits
Other operating expenses
FTE

Non-routine Noninterest Expenses

($ in millions)



20
0
$8.0
$2.0
$2.4
$3.4
$13.4
2Q22
3Q22
4Q22
1Q23
2Q23
Non-routine noninterest expense items

Commentary

- Noninterest expense increased in 2Q23 primarily due to:
  - $2.6 million loss on sale of repossessed assets in connection with our equipment-financing activities
  - $2.0 million impairment charge related to an investment carried at cost
  - $2.0 million in higher expenses related to organizational rationalization
  - $1.7 million of additional advertising expenses primarily in connection with partnership with professional sports teams
  - $1.6 million of additional expenses in connection with the termination of contracts with a third-party vendor resulting from our upcoming engagement with FIS
  - $1.4 million of additional telecommunication and data processing expenses due to disposition of fixed assets
  - $1.1 million of additional branch closure expenses and related charges, in connection with decision to close the Edgewater location in Miami, FL
- **Core noninterest expense**[(1)], which excludes $13.4 million in non-routine items, **was $59.1 million in 2Q23**

FTEs by company

	2Q22	3Q22	4Q22	1Q23	2Q23
Amerant Bank and other subsidiaries	613	614	624	628	617
Amerant Mortgage	67	67	68	94	93
TOTAL	**680**	**681**	**692**	**722**	**710**

(1) Non-GAAP Financial Measure. See Appendix 2 for a reconciliation to GAAP.

amerantbank.com

AMERANT

27 amerantbank.com New Banking Centers Key Biscayne, FL Opened 6/26/2023 River Oaks, Houston Expected opening 4Q23 Downtown Miami, FL Ft. Lauderdale, FL Tampa, FL

28 amerantbank.com Partnerships

29 amerantbank.com Partnerships Cont'd

30 amerantbank.com In Summary • Deposits First – remain focused on progressive organic growth and continued reduction in uninsured deposits via ICS program. Focused also on further improving type of deposits and expanding international growth • Executive team is now in place. Staffing optimization that occurred in 2Q will reduce personnel run rate expense in upcoming quarters. However, will continue to look to selectively add business development team members, such as for the Houston private banking team • Credit will continue to be a primary focus given current market conditions. Going forward, similar to deposits, moving towards organic, full relationship lending in the three markets we serve • Results show continued progress in our transformation to be “the bank of choice in the markets we serve”

amerantbank.com Appendices

32

Appendix 1
Summary Financial Statements

(in millions)	As of June 30, 2023	As of December 31, 2022	2021	2020
Assets				
Cash and cash equivalents	$445.1	$290.6	$274.2	$214.4
Total Securities [1]	1,264.8	1,311.1	1,293.7	1,307.6
Mortgage Loans Held for Sale, at fair value [2]	49.9	62.4	14.9	—
Loans held for sale, at lower of cost or fair value [3]	—	—	143.2	—
Loans held for investment, gross	7,167.0	6,857.2	5,409.4	5,842.3
Allowance for Credit Losses	106.0	83.5	69.9	110.9
Loans held for invesment, net	7,061.0	6,773.7	5,339.5	5,731.4
Premises & Equipment, net [4]	43.7	41.8	37.9	110.0
Goodwill	20.5	19.5	19.5	19.5
Bank Owned Life Insurance	231.3	228.4	223.0	217.5
Other Assets [4] [5]	403.2	400.3	292.5	170.5
Total Assets	**$9,519.5**	**$9,127.8**	**$7,638.4**	**$7,770.9**
Liabilities				
Total Deposits	$7,579.6	$7,044.2	$5,630.9	$5,731.6
Advances from the Federal Home Loan Bank and Other Borrowings	$770.0	$906.5	$809.6	1,050.0
Senior notes [6]	59.4	59.2	58.9	58.6
Subordinated notes [6]	29.4	29.3	—	—
Junior Subordinated Debentures Held by Trust Subsidiaries	64.2	64.2	64.2	64.2
Accounts Payable, Accrued Liabilities and Other Liabilities [5]	295.9	318.7	242.9	83.1
Total Liabilities	**$8,798.5**	**$8,422.1**	**$6,806.5**	**$6,987.5**
Stockholders' Equity				
Total Stockholders' Equity before noncontrolling interest	723.6	707.8	834.5	783.4
Noncontrolling interest [7]	(2.6)	(2.1)	(2.6)	—
Total Stockholders' Equity	**721.0**	**705.7**	**831.9**	**783.4**
Total Liabilities and Stockholders' Equity	**$9,519.5**	**$9,127.8**	**$7,638.4**	**$7,770.9**

(1) Includes debt securities available for sale, held to maturity, equity securities with readily determinable fair value not held for trading and trading securities. FHLB and FRB stock are included in "Other Assets"
(2) Loans held for sale in connection with Amerant Mortgage ongoing business.
(3) As of December 31, 2021, loans held for sale at the lower of fair value or cost consisted of New York commercial real estate ("CRE") loans. In the third quarter of 2022, the Company transferred the New York CRE loans held for sale to the loans held for investment category.
(4) Includes the effect of the sale and lease-back of the Company's headquarters building in the fourth quarter of 2021.
(5) Includes the effect of adopting ASU 2016-02 (Leases) in 1Q21. As of June 30, 2023 and December 31, 2022, other assets include operating lease right-of-use assets of $116.2 million and $140.0 million, respectively. As of June 30, 2023 and December 31, 2022, other liabilities include total operating lease liability of $123.3 million and $145.3 million, respectively.
(6) The balances of Senior and Subordinated Notes are presented net of direct issuance costs which are deferred and amortized over 5 years and 10 years, respectively. On March 9, 2022, the Company completed a $30.0 million offering of subordinated notes with a 4.25% fixed-to-floating rate and due March 15, 2032 (the "Subordinated Notes"). The Subordinated Notes will initially bear interest at a fixed rate of 4.25% per annum, from and including March 9, 2022, to but excluding March 15, 2027, with interest payable semi-annually in arrears. From and including March 15, 2027, to but excluding the stated maturity date or early redemption date, the interest rate will reset quarterly to an annual floating rate equal to the then-current benchmark rate, which will initially be the three-month Secured Overnight Financing Rate ("SOFR") plus 251 basis points, with interest during such period payable quarterly in arrears. If three-month SOFR cannot be determined during the applicable floating rate period, a different index will be determined and used in accordance with the terms of the Notes. The Subordinated Notes have been structured to qualify as Tier 2 capital of the Company for regulatory capital purposes, and rank equally in right of payment to all of our existing and future subordinated indebtedness.
(7) The Company records net loss attributable to non-controlling interest in its consolidated statement of operations equal to the percentage of the economic or ownership interest retained in the interest of Amerant Mortgage, and presents non-controlling interest as a component of stockholders' equity on the consolidated balance sheets.

amerantbank.com

AMERANT

33 amerantbank.com Appendix 1 Summary Financial Statements (cont’d) Six Months Ended June 30, Years Ended December 31, (in thousands) 2023 2022 2021 2020 Total Interest Income $263,627 $338,776 $247,844 $260,554 Total Interest Expense 97,417 72,111 42,703 71,002 Net Interest Income $166,210 $266,665 $205,141 $189,552 (Reversal of) Provision for Credit Losses 40,777 13,945 (16,500) 88,620 Total Noninterest Income (1) 45,962 67,277 120,621 73,470 Total Noninterest Expense 137,233 241,413 198,242 178,736 Income (Loss) before Income Tax (Expense) Benefit 34,162 78,584 144,020 (4,334) Income Tax (Expense) Benefit (1) (7,174) (16,621) (33,709) 2,612 Net Income (loss) before attribution of noncontrolling interest $26,988 $61,693 $110,311 ($1,722) Noncontrolling interest (2) (506) (1,347) (2,610) — Net income (loss) attributable to Amerant Bancorp Inc. $27,494 $63,310 $112,921 ($1,722) (1) The Company sold its Coral Gables headquarters for $135 million, with an approximate carrying value of $69.9 million at the time of sale and transaction costs of $2.6 million. The Company leased- back the property for an 18-year term. The provision for income tax expense includes $16.1 million related to this transaction in the three months and year ended December 31, 2021. (2) The Company records net loss attributable to non-controlling interest in its consolidated statement of operations equal to the percentage of the economic or ownership interest retained in the interest of Amerant Mortgage, and presents non-controlling interest as a component of stockholders' equity on the consolidated balance sheets.

34 amerantbank.com Explanation of Certain Non-GAAP Financial Measures This presentation contains certain adjusted financial information or non-GAAP financial measures, including “pre-provision net revenue (PPNR)”, “core pre- provision net revenue (Core PPNR)”, “core noninterest income”, “core noninterest expenses”, “core net income (loss)”, “core return on assets (Core ROA)”, “core return on equity (Core ROE)”, “core efficiency ratio”, “tangible stockholders’ equity (book value) per common share”,“tangible common equity ratio, adjusted for unrealized losses/gains on debt securities held to maturity”, and “tangible stockholders' equity (book value) per common share, adjusted for unrealized losses/gains on debt securities held to maturity". See below detailed information on adjustments included in this presentation: • the $1.7 million loss on the sale of the Beacon operations center during the fourth quarter of 2020 • the $11.9 million, $7.1 million, $15.4 million, $3.4 million, $8.8 million and $12.1 million of restructuring costs in 2020, 2021, 2022, the first and second quarters of 2023 and the first six months of 2023, respectively, related to staff reduction costs, legal, consulting and other professional fees, disposition of fixed assets, digital transformation expenses, branch/office closure expenses and related charges, and contract termination costs • the effect of non-core banking activities such as the sale of loans and securities and other repossessed assets, the valuation of securities, derivatives, loans held for sale and other real estate owned, the early repayment of FHLB advances, impairment of investments, and other non- recurring actions intended to improve customer service and operating performance • the $62.4 million gain on the sale of the Company's headquarters building in 2021 The Company uses certain non-GAAP financial measures, within the meaning of SEC Regulation G, which are included in this Presentation to explain our results and which are used in our internal evaluation and management of the Company’s businesses. The Company’s management believes these non-GAAP financial measures and the information they provide are useful to investors since these measures permit investors to view the Company’s performance using the same tools that management uses to evaluate the Company’s past performance and prospects for future performance. The Company believes these are especially useful in light of the effects of restructuring costs that began in 2018 and continued in 2023, as well as the sale of the Company's headquarters building in the fourth quarter of 2021, the sale of the Beacon operations center in the fourth quarter of 2020, and the effect of non-core banking activities such as the sale of loans and securities and other repossessed assets, the valuation of securities, derivatives, loans held for sale and other real estate owned, the early repayment of FHLB advances, impairment of investments, and other non-recurring actions intended to improve customer service and operating performance. These as-adjusted measures are not in accordance with generally accepted accounting principles (“GAAP”). This Appendix 2 reconciles these adjustments to reported results. Appendix 2 Non-GAAP Financial Measures Reconciliations

Appendix 2
Non-GAAP Financial Measures Reconciliations (cont'd)*

35

(in thousands)

	Three Months Ended		Six Months Ended June 30,	Years Ended December 31,		
	June 30, 2023	March 31, 2023	2023	2022	2021	2020
Net income (loss) attributable to Amerant Bancorp Inc. (1)	$ 7,308	$ 20,186	$ 27,494	$ 63,310	$ 112,921	$ (1,722)
Plus: (reversal of) provision for credit losses	29,077	11,700	40,777	13,945	(16,500)	88,620
Plus: provision for income tax expense (benefit) (1)	1,873	5,301	7,174	16,621	33,709	(2,612)
Pre-provision net revenue (PPNR)	38,258	37,187	75,445	93,876	130,130	84,286
Plus: non-routine noninterest expense items	13,383	3,372	16,755	18,970	7,057	11,925
Less: non-routine noninterest income items	(12,445)	(3,456)	(15,901)	(7,367)	(67,280)	(25,188)
Core pre-provision net revenue (Core PPNR)	$ 39,196	$ 37,103	$ 76,299	$ 105,479	$ 69,907	$ 71,023
Total noninterest income	$ 26,619	$ 19,343	$ 45,962	$ 67,277	$ 120,621	$ 73,470
Less: non-routine noninterest income items						
Less: gain on sale of Headquarters building (1)	—	—	—	—	62,387	—
Loss on sale of the Beacon operations center (2)	—	—	—	—	—	(1,729)
Derivative gains, net	242	14	256	455	—	—
Securities (losses) gains, net	(1,237)	(9,731)	(10,968)	(3,689)	3,740	26,990
Gains (loss) on early extinguishment of FHLB advances, net	13,440	13,173	26,613	10,678	(2,488)	(73)
(Loss) gain on sale of loans	—	—	—	(77)	3,641	—
Total non-routine noninterest income items	12,445	3,456	15,901	7,367	67,280	25,188
Core noninterest income	$ 14,174	$ 15,887	$ 30,061	$ 59,910	$ 53,341	$ 48,282
Total noninterest expenses	$ 72,500	$ 64,733	$ 137,233	$ 241,413	$ 198,242	$ 178,736
Less: non-routine noninterest expense items:						
Restructuring costs (3) :						
Staff reduction costs (4)	2,184	213	2,397	3,018	3,604	6,405
Legal, consulting and other professional fees (5)	2,060	2,690	4,750	3,625	1,689	—
Disposition of fixed assets (6)	1,419	—	1,419	—	—	—
Branch/office closure expenses and related charges (7)	1,558	469	2,027	1,612	1,352	2,404
Contract termination costs (8)	1,550	—	1,550	7,103	—	—
Digital Transformation expenses	—	—	—	45	412	3,116
Total restructuring costs	$ 8,771	$ 3,372	$ 12,143	$ 15,403	$ 7,057	$ 11,925
Other non-routine noninterest expense items:						
New York loans held for sale valuation expense (9)	—	—	—	159	—	—
Loss on sale of repossessed assets and other real estate owned valuation expense (10)	2,649	—	2,649	3,408	—	—
Impairment charge on investments carried at cost (11)	1,963	—	1,963	—	—	—
Total non-routine noninterest expense items	$ 13,383	$ 3,372	$ 16,755	$ 18,970	$ 7,057	$ 11,925
Core noninterest expense	$ 59,117	$ 61,361	$ 120,478	$ 222,443	$ 191,185	$ 166,811

amerantbank.com

(*) See footnotes in Slide 39

AMERANT

36

Appendix 2
Non-GAAP Financial Measures Reconciliations (cont'd)*

(in thousands)	Three Months Ended June 30, 2023	Three Months Ended March 31, 2023	Six Months Ended June 30, 2023	Years Ended December 31, 2022	Years Ended December 31, 2021	Years Ended December 31, 2020
Net income (loss) attributable to Amerant Bancorp Inc.	$ 7,308	$ 20,186	$ 27,494	$ 63,310	$ 112,921	$ (1,722)
Plus after-tax non-routine items in noninterest expense:						
Non-routine items in noninterest expenses before income tax effect	13,383	3,372	16,755	18,970	7,057	11,925
Income tax effect [12]	(2,811)	(708)	(3,519)	(4,012)	(1,652)	(7,187)
Total after-tax non-routine items in noninterest expense	10,572	2,664	13,236	14,958	5,405	4,738
Less after-tax non-routine items in noninterest income:						
Non-routine items in noninterest income before income tax effect	(12,445)	(3,456)	(15,901)	(7,367)	(67,280)	(25,188)
Income tax effect [12]	2,613	726	3,339	1,558	15,750	15,181
Total after-tax non-routine items in noninterest income	(9,832)	(2,730)	(12,562)	(5,809)	(51,530)	(10,007)
Core net income (loss)	$ 8,048	$ 20,120	$ 28,168	$ 72,459	$ 66,796	$ (6,991)
Basic earnings (loss) per share	$ 0.22	$ 0.60	$ 0.82	$ 1.87	$ 3.04	$ (0.04)
Plus: after tax impact of non-routine items in noninterest expense	0.31	0.08	0.39	0.44	0.15	0.11
Less: after tax impact of non-routine items in noninterest income	(0.29)	(0.08)	(0.37)	(0.17)	(1.39)	(0.24)
Total core basic earnings (loss) per common share	$ 0.24	$ 0.60	$ 0.84	$ 2.14	$ 1.80	$ (0.17)
Diluted earnings (loss) per share [13]	0.22	0.60	0.81	$ 1.85	$ 3.01	$ (0.04)
Plus: after tax impact of non-routine items in noninterest expense	0.31	0.08	0.39	0.44	0.14	0.11
Less: after tax impact of non-routine items in noninterest income	(0.29)	(0.09)	(0.37)	(0.17)	(1.37)	(0.24)
Total core diluted earnings (loss) per common share	$ 0.24	$ 0.59	$ 0.83	$ 2.12	$ 1.78	$ (0.17)

(*) See footnotes in Slide 39

amerantbank.com

AMERANT

37

Appendix 2
Non-GAAP Financial Measures Reconciliations (cont'd)*

	Three Months Ended		Six Months Ended June 30,	Years Ended December 31,		
	June 30, 2023	March 31, 2023	2023	2022	2021	2020
Net income (loss) / Average total assets (ROA)	0.31 %	0.88 %	0.59 %	0.77 %	1.50 %	(0.02)%
Plus: after tax impact of non-routine items in noninterest expense	0.45 %	0.12 %	0.28 %	0.18 %	0.07 %	0.06 %
Less: after tax impact of non-routine items in noninterest income	(0.42)%	(0.12)%	(0.27)%	(0.07)%	(0.68)%	(0.13)%
Core net income (loss) / Average total assets (Core ROA)	0.34 %	0.88 %	0.60 %	0.88 %	0.89 %	(0.09)%
Net income (loss) / Average stockholders' equity (ROE)	3.92 %	11.15 %	7.48 %	8.45 %	14.19 %	(0.21)%
Plus: after tax impact of non-routine items in noninterest expense	5.68 %	1.47 %	3.60 %	2.00 %	0.68 %	0.57 %
Plus (less): after tax impact of non-routine items in noninterest income	(5.28)%	(1.51)%	(3.42)%	(0.78)%	(6.48)%	(1.19)%
Core net income (loss) / stockholders' equity (Core ROE)	4.32 %	11.11 %	7.66 %	9.67 %	8.39 %	(0.83)%
Efficiency ratio	65.61 %	63.67 %	64.68 %	72.29 %	60.85 %	67.95 %
Less: impact of non-routine items in noninterest expense	(12.11)%	(3.32)%	(7.90)%	(5.68)%	(2.16)%	(4.51)%
Plus: impact of non-routine items in noninterest income	6.79 %	2.12 %	4.60 %	1.50 %	15.27 %	6.70 %
Core efficiency ratio	60.29 %	62.47 %	61.38 %	68.11 %	73.96 %	70.14 %

(*) See footnotes in Slide 39

amerantbank.com

AMERANT

38

Appendix 2
Non-GAAP Financial Measures Reconciliations (cont'd)*

(in thousands, except per share data and percentages)	Three Months Ended June 30, 2023	Three Months Ended March 31, 2023	Six Months Ended June 30, 2023	Years Ended December 31, 2022	Years Ended December 31, 2021	Years Ended December 31, 2020
Tangible common equity ratio:						
Stockholders' equity	$ 720,956	$ 729,056	$ 720,956	$ 705,726	$ 831,873	$ 783,421
Less: Goodwill and other intangibles (14)	(24,124)	(24,292)	(24,124)	(23,161)	(22,528)	(21,561)
Tangible common stockholders' equity	$ 696,832	$ 704,764	$ 696,832	$ 682,565	$ 809,345	$ 761,860
Total assets	9,519,526	9,495,302	9,519,526	9,127,804	7,638,399	7,770,893
Less: Goodwill and other intangibles (14)	(24,124)	(24,292)	(24,124)	(23,161)	(22,528)	(21,561)
Tangible assets	$ 9,495,402	$ 9,471,010	$ 9,495,402	$ 9,104,643	$ 7,615,871	$ 7,749,332
Common shares outstanding	33,736,159	33,814,260	33,736,159	33,815,161	35,883,320	37,842,696
Tangible common equity ratio	7.34 %	7.44 %	7.34 %	7.50 %	10.63 %	9.83 %
Stockholders' book value per common share	$ 21.37	$ 21.56	$ 21.37	$ 20.87	$ 23.18	$ 20.70
Tangible stockholders' book value per common share	$ 20.66	$ 20.84	$ 20.66	$ 20.19	$ 22.55	$ 20.13
Tangible common stockholders' equity	$ 696,832	$ 704,764	$ 696,832	$ 682,565	$ 809,345	$ 761,860
Less: Net unrealized accumulated losses and gains on debt securities held to maturity, net of tax (15)	(18,503)	(15,542)	(18,503)	(18,234)	685	2,257
Tangible common stockholders' equity, adjusted for net unrealized accumulated losses and gains on debt securities held to maturity	$ 678,329	$ 689,222	$ 678,329	$ 664,331	$ 810,030	$ 764,117
Tangible assets	$ 9,495,402	$ 9,471,010	$ 9,495,402	$ 9,104,643	$ 7,615,871	$ 7,749,332
Less: Net unrealized accumulated losses and gains on debt securities held to maturity, net of tax (15)	(18,503)	(15,542)	(18,503)	(18,234)	685	2,257
Tangible assets, adjusted for net unrealized accumulated losses and gains on debt securities held to maturity	$ 9,476,899	$ 9,455,468	$ 9,476,899	$ 9,086,409	$ 7,616,556	$ 7,751,589
Common shares outstanding	33,736,159	33,814,260	33,736,159	33,815,161	35,883,320	37,842,696
Tangible common equity ratio, adjusted for net unrealized accumulated losses and gains on debt securities held to maturity	7.16 %	7.29 %	7.16 %	7.31 %	10.64 %	9.86 %
Tangible stockholders' book value per common share, adjusted for net unrealized accumulated losses and gains on debt securities held to maturity	$ 20.11	$ 20.38	$ 20.11	$ 19.65	$ 22.57	$ 20.19

(*) See footnotes in Slide 39

amerantbank.com

AMERANT

39 amerantbank.com (1) The Company sold its Coral Gables headquarters for $135 million, with an approximate carrying value of $69.9 million at the time of sale and transaction costs of $2.6 million. The Company leased-back the property for an 18-year term. The provision for income tax expense includes $16.1 million related to this transaction in the three months and year ended December 31, 2021. (2) The Company leased-back the property for a 2-year term. (3) Expenses incurred for actions designed to implement the Company’s strategy. These actions include, but are not limited to, reductions in workforce, streamlining operational processes, rolling out the Amerant brand, implementation of new technology system applications, decommissioning of legacy technologies, enhanced sales tools and training, expanded product offerings and improved customer analytics to identify opportunities. (4) In the three months ended June 30, 2023 and March 31, 2023, the six months ended June 30, 2023 and the years ended 2022 and 2021, staff reduction costs consist of severance expenses related to organizational rationalization. In 2020, the Board of Directors of the Company adopted a voluntary retirement plan for certain eligible long-term employees and an involuntary severance plan for certain other positions consistent with the Company's efforts to streamline operations and better align its operating structure with business activities. 31 employees elected to participate in the voluntary plan, all of whom retired on or before December 31, 2020. The involuntary plan impacted 31 employees most of whom no longer worked for the Company and/or its subsidiaries by December 31, 2020. On December 28, 2020, the Company determined the termination costs and annual savings related to the voluntary and involuntary plans. The Company incurred approximately $3.5 million and $1.8 million in one-time termination costs in the fourth quarter of 2020 in connection with the voluntary and involuntary plans, respectively, the majority of which were paid over time in the form of installment payments until December 2021. The Company estimates that the voluntary and involuntary plans will yield estimated annual savings of approximately $4.2 million and $5.5 million, respectively, for combined estimated annual savings of approximately $9.7 million which began in 2021. (5) In the three months ended June 30, 2023 and March 31, 2023, and in the six months ended June 30, 2023, includes expenses in connection with the engagement of FIS of $2.0 million, $2.6 million, and $4.6 million, respectively. In the year ended December 31, 2022, includes: (i) $2.9 million in connection with the engagement of FIS; (ii) $0.2 million in connection with certain search and recruitment expenses; (iii) $0.1 million of costs associated with the subleasing of the New York office space, and (iv) an aggregate of $0.4 million in other expenses. In the year ended December 31, 2021, includes: (i) expenses in connection with the engagement of FIS of $0.7 million, and (ii) expenses in connection with the Merger and related transactions of $0.8 million. (6) In the three and six month periods ended June 30, 2023, includes expenses in connection with the disposition of fixed assets due to the write off of in-development software. (7) In each of the three and six month periods ended June 30, 2023, includes expenses associated with the decision to close a branch in Miami, Florida in 2023, including $0.9 million of accelerated amortization of leasehold improvements and $0.6 million of right-of-use, or ROU asset impairment. In addition, in the three months ended March 31, 2023 and the six months ended June 30, 2023, includes $0.5 million of ROU asset impairment associated with the closure of a branch in Houston, Texas in 2023. In the year ended 2022, includes $1.6 million of ROU asset impairment associated with the closure of a banking center in Pembroke Pines, Florida as well as expenses related to the banking center lease termination in Wellington, Florida in 2022. In the year ended 2021, includes $0.8 million of ROU asset impairment in connection with the closure of the NYC loan production office in 2021, as well as expenses related to the lease termination of the Fort Lauderdale banking center in 2021. In the year ended 2020, includes expenses related to the closure of a banking center in Houston, Texas in 2020. (8) Contract termination and related costs associated with third party vendors resulting from the Company’s engagement of FIS. (9) Fair value adjustment related to the New York loan portfolio held for sale carried at the lower of cost or fair value. (10) In the three and six month periods ended June 30, 2023, amounts represent the loss on sale of repossessed assets in connection with equipment-financing activities. In the year 2022, amount represent the fair value adjustment related to one OREO property in New York. (11) In each of the three and six months period ended June 30, 2023, includes an impairment charge of $2.0 million related to an investment carried at cost and included in other assets. (12) In the three months ended March 31, 2023, the six months ended June 30, 2023 and the years ended 2022, 2021 and 2020, amounts were calculated based upon the effective tax rate for the periods of 21.00%, 21.15%, 23.41% and 60.27%, respectively. In the three months ended June 30, 2023, amounts represent the difference between the prior and current period year-to-date tax effect. (13) In the three months ended June 30, 2023 and March 31, 2023, the six months ended June 30, 2023 and the years ended 2022 and 2021, potential dilutive instruments consisted of unvested shares of restricted stock, restricted stock units and performance stock units (unvested shares of restricted stock and restricted stock units in 2020). In 2020, potential dilutive instruments were not included in the dilutive earnings per share computation because the Company reported a net loss and their inclusion would have an antidilutive effect. For all of the other periods shown, potential dilutive instruments were included in the diluted earnings per share computation because, when the unamortized deferred compensation cost related to these shares was divided by the average market price per share in those periods, fewer shares would have been purchased than restricted shares assumed issued. Therefore, in those periods, such awards resulted in higher diluted weighted average shares outstanding than basic weighted average shares outstanding, and had a dilutive effect in per share earnings. (14) Other intangible assets primarily consist of mortgage servicing rights of $1.3 million, $1.4 million, $1.3 million and $0.6 million at June 30, 2023, March 31, 2023, December 31, 2022 and December 31, 2021, respectively, and are included in other assets in the Company's consolidated balance sheets. We had no mortgage servicing rights at December 31, 2020. (15) In the three months ended June 30, 2023 and March 31, 2023, the six months ended June 30, 2023 and the years ended 2022, 2021 and 2020, amounts were calculated based upon the fair value on debt securities held to maturity, and assuming a tax rate of 25.46%, 25.53%, 25.46%, 25.55%, 24.10% and 24.45%, respectively. Appendix 2 Non-GAAP Financial Measures Reconciliations (cont’d)

40 amerantbank.com Thank you Investor Relations InvestorRelations@amerantbank.com